Exhibit 21.1

List of Subsidiaries and Foreign Affiliates

Subsidiaries as of February, 2003

Name of Subsidiary (1)	Incorporation
National Auto Center, Inc.	Delaware
CellStar Financo, Inc.	Delaware
CellStar Air Services, Inc.	Delaware
A&S Air Service, Inc.	Delaware
CellStar Telecom, Inc.	Delaware
CellStar Fulfillment, Inc.	Delaware
CellStar International Corporation/Asia	Delaware
CellStar International Corporation/SA	Delaware
NAC Holdings, Inc.	Nevada
Florida Properties, Inc.	Texas
Audiomex Export Corp.	Texas
CellStar, Ltd.	Texas Limited Partnership
CellStar Fulfillment, Ltd.	Texas Limited Partnership
CellStar Global Satellite Services, Ltd.	Texas Limited Partnership
CellStar Foreign Sales Corporation	Barbados
Sizemore International B.V.	Netherlands Antilles
CellStar Chile, S.A.	Chile
CellStar de Colombia, Ltda.	Colombia
CellStar Telecommunications Service (Asia) Limited (2)	Hong Kong
CellStar (Asia) Corporation Limited	Hong Kong
CellStar Ireland	United Kingdom
Celular Express S.A. de C.V.	Mexico
CellStar Mexico S.A. de C.V.	Mexico
Celular Express Management S.A. de C.V.	Mexico
Shanghai CellStar International Trading Co. Ltd.	Peoples Republic of China
Shanghai Fengzing CellStar Trading Telecommunications Trading Co. Ltd.	Peoples Republic of China
Shenzhen CellStar Honbo Telecommunication Co. Ltd. (4)	Peoples Republic of China
CellStar Philippines, Inc.	Philippines
CellStar Pacific Pte. Ltd.	Singapore
Cellular Express(S) Pte. Ltd.	Singapore
CellStar Holding AB	Sweden
CellStar-Intercall AB	Sweden
CellStar TelecommunicationsTaiwan Co. Ltd.	Taiwan
CellStar (UK) Limited	United Kingdom
CellStar Netherlands Holdings, B.V.	The Netherlands
CellStar Netherlands, B.V.	The Netherlands
CellStar Japan, Limited	Japan
CellStar Telecom Ltd. (5)	Korea
CellStar Asia Pacific Corporation	Cayman Islands
CellStar Asia.com Inc.	British Virgin Islands
Systar Corporation Ltd. (6)	Taiwan
chinadotcom CellStar Ltd. (6)	British Virgin Islands

(1)	100% owned by CellStar Corporation, unless otherwise stated.
(2)	60% owned.
(3)	30% directly owned and 19% beneficially owned.
(4)	51% owned.
(5)	80% owned.
(6)	40% owned.